Exhibit  3.1  --  Amendment  to  Articles  of  Incorporation.



[File-stamp  of  Secretary  of  State  of  Nevada  dated  September  17,  2001]

ARTICLES  OF  AMENDMENT
TO  THE
RESTATED  ARTICLES  OF  INCORPORATION
OF  BERENS  INDUSTRIES,  INC.
CHANGING  ITS  NAME  TO:        CRESCENT  COMMUNICATIONS,  INC.

We, the undersigned, Jeffrey Olexa, President of Berens Industries, Inc., and Manfred Sternberg, Chief Executive Officer, Chief Financial Officer, Treasurer and Secretary of Berens Industries, Inc., do hereby certify that:

Pursuant to Nevada Revised Statutes 78.385 and 78.390, the undersigned corporation adopted the following Articles of Amendment to its Restated Articles of Incorporation.

Article I of the Restated Articles of Incorporation is amended in its entirety to read:

1.  The  name  of  the  corporation  shall  be:  CRESCENT  COMMUNICATIONS,  INC.


The Board of Directors recommended and consented to this change and amendment on July 23, 2001. A majority of the shareholders of the corporation consented pursuant to 78.320 to change and amend the Articles of Incorporation. A total of 12,426,350 shares of common stock and 600 shares of the Series A Preferred Stock consented, which constituted the consent of a majority of the shares entitled to vote on this amendment.




              ---------------------------------
              by  /s/  Jeffrey  Olexa
                       Jeffrey  Olexa
                       President,  Berens  Industries,  Inc.



              ------------------------------------------------------------------
               by  /s/  Manfred  Sternberg
                        Manfred  Sternberg
                        Chief Executive Officer, Chief Financial Officer, Treasurer and Secretary of Berens Industries, Inc.


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STATE  OF  TEXAS
COUNTY  OF  HARRIS

     BEFORE ME, the undersigned authority, on this day personally appeared Jeffrey Olexa, known to me to be the person whose name is subscribed to the foregoing instrument and acknowledged to me that he executed the same for the purposes and consideration therein expressed.


GIVEN  UNDER  MY  HAND  AND  SEAL  of  office  this  13th day of September 2001.


                   [Notary  Seal]          /s/  Barbara  Fullerton

NOTARY  PUBLIC  IN  AND  FOR  THE  STATE  OF  TEXAS

My  commission  expires  11/13/03.



STATE  OF  TEXAS
COUNTY  OF  HARRIS


     BEFORE ME, the undersigned authority, on this day personally appeared Manfred Sternberg, known to me to be the person whose name is subscribed to the foregoing instrument and acknowledged to me that he executed the same for the purposes and consideration therein expressed.

GIVEN  UNDER  MY  HAND  AND  SEAL  of  office  this  13th day of September 2001.

                   [Notary  Seal]          /s/  Barbara  Fullerton

NOTARY  PUBLIC  IN  AND  FOR  THE  STATE  OF  TEXAS

My  commission  expires  11/13/03.


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